UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2026

KIMBERLY-CLARK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 619100

Dallas, Texas 75261-9100

(Address of Principal Executive Offices) (Zip Code)

(972) 281-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.25 Par Value	KMB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Exchange Offers and Consent Solicitations

On October 13, 2026, Kimberly-Clark Corporation, a Delaware corporation (“Kimberly-Clark”), announced the early tender results of its previously announced (i) offers to exchange (each, an “Exchange Offer” and, collectively, the “Exchange Offers”) any and all outstanding notes (the “Kenvue Notes”) issued by Kenvue Inc., a Delaware corporation (“Kenvue”), for up to $7.0 billion aggregate principal amount of new notes issued by Kimberly-Clark and cash and (ii) related solicitations of consents (each, a “Consent Solicitation” and, collectively, the “Consent Solicitations”) with respect to each series of Kenvue Notes to adopt certain proposed amendments (the “Amendments”) to the indenture (the “Kenvue Indenture”) governing the Kenvue Notes to (1) eliminate substantially all of the restrictive covenants in the Kenvue Indenture with respect to each series of Kenvue Notes, (2) eliminate certain of the events which may lead to an “Event of Default” in the Kenvue Indenture with respect to each series of Kenvue Notes (other than for the failure to pay principal, premium or interest), (3) eliminate the Securities and Exchange Commission reporting covenant in the Kenvue Indenture with respect to each series of Kenvue Notes and (4) eliminate certain restrictions on Kenvue in the Kenvue Indenture with respect to each series of Kenvue Notes from consolidating with or merging into any other person or conveying, transferring or leasing all or any of its properties and assets to any person.

Based on the early tenders as of 5:00 p.m., New York City time, on October 9, 2026 (the “Early Participation Date”), the requisite number of consents have been received to adopt the Amendments with respect to all outstanding series of Kenvue Notes. Kenvue has executed a supplemental indenture with respect to the Kenvue Indenture implementing the Amendments. The Amendments will become operative only upon settlement of the Exchange Offers. The settlement date for the Exchange Offers is expected to occur promptly after the Expiration Date (as defined below), which is expected to be extended to occur on or about the closing date of Kimberly-Clark’s previously announced pending acquisition of Kenvue (the “Acquisition”). Kimberly-Clark does not anticipate the settlement date to occur before November 2, 2026.

The Exchange Offers and Consent Solicitations are being made solely pursuant to the conditions set forth in the confidential offering memorandum and consent solicitation statement dated September 28, 2026 in a private offering exempt from, or not subject to, registration under the Securities Act of 1933, as amended. The Exchange Offers and Consent Solicitations will expire at 5:00 p.m., New York City time, on October 27, 2026, unless extended or terminated (such date and time with respect to an Exchange Offer, as may be extended, the “Expiration Date”), and are conditioned, among other things, upon the consummation of the Acquisition. The consummation of the Acquisition is expected to occur in the fourth quarter of calendar year 2026.

Kimberly-Clark also announced an amendment to the consideration available to eligible holders of Kenvue Notes who validly tender and do not validly withdraw their Kenvue Notes after the Early Participation Date and at or prior to the expiration date of the Exchange Offers. A copy of the press release issued by Kimberly-Clark is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Kimberly-Clark Corporation on October 13, 2026.
104	The cover page from Kimberly-Clark Corporation’s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date: October 13, 2026	By:	/s/ Nelson Urdaneta
	Name:	Nelson Urdaneta
	Title:	Senior Vice President and Chief Financial Officer